Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

CONTACT: Marty McKenna (312) 928-1901

February 25, 2025

Equity Residential Announces 2025 Investor Day

Chicago, IL – February 25, 2025 - Equity Residential (NYSE: EQR) will hold an Investor Day on Tuesday, February 25, 2025 with presentations given by members of the Company’s management team.

The presentations will focus on the Company’s:

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Portfolio optimization strategy and the positive trends driving multifamily demand and supply in Equity Residential’s markets;
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Best in class operating platform and focus on innovation; and
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Well positioned balance sheet to support growth.

A link to the live audio webcast of the event, which will begin at 1:00 PM ET, and presentation slides will be posted to the Investors page of the Company’s website at www.equityapartments.com.

About Equity Residential

Equity Residential is committed to creating communities where people thrive. The Company, a member of the S&P 500, is focused on the acquisition, development and management of residential properties located in and around dynamic cities that attract affluent long-term renters. Equity Residential owns or has investments in 311 properties consisting of 84,249 apartment units, with an established presence in Boston, New York, Washington, D.C., Seattle, San Francisco and Southern California, and an expanding presence in Denver, Atlanta, Dallas/Ft. Worth and Austin. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, government regulations and competition. These and other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.